Exhibit 99.9

FORM OF EXCO RESOURCES, INC. 401(k) PLAN

TRANSFERABLE SUBSCRIPTION RIGHTS ELECTION FORM

THIS FORM MUST BE COMPLETED AND RETURNED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 6, 2014.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF EXCO RESOURCES, INC. DATED DECEMBER 17, 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., BY CALLING 1-800-755-7250 TOLL FREE.

FOR ADDITIONAL INFORMATION RELATED TO THE USE OF THIS FORM, PLEASE SEE “THE RIGHTS OFFERING—SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN OUR 401(k) PLAN”

SECTION I. RIGHTS OFFERING ELECTION

As a participant in the EXCO Resources, Inc. (the “Company”) 401(k) Savings Plan (the “401(k) Plan”), I acknowledge receipt of your letter and the enclosed materials relating to the grant of transferable rights (“Rights”) to purchase shares of common stock, par value $0.001 per share (“Common Shares”), of the Company pursuant to the rights offering inducted by the Company (the “Rights Offering”).

I hereby instruct as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of Common Shares. I understand that Prudential Bank & Trust, FSB (the “Plan Trustee”) will attempt to sell my Rights on the New York Stock Exchange, but that such attempt may be unsuccessful.

Box 2.	☐	Please DO NOT EXERCISE RIGHTS for shares of Common Shares and please DO NOT ATTEMPT TO SELL MY RIGHTS. I understand that any subscription rights that are not properly exercised by the appropriate deadline will expire.

Box 3.	☐	Please EXERCISE RIGHTS for shares of Common Shares as set forth below. I understand that the Plan Trustee will attempt to sell any unexercised Rights on the New York Stock Exchange, but that such attempt may be unsuccessful.

Amount of Common Shares Being Purchased (the sum of (A) and (C) below):

Total Subscription Payment Required (the sum of (B) and (D) below):

Basic Subscription Right

As described in the accompanying Prospectus, I have received the Rights to purchase 0.25 of a Common Share for each Common Share owned as of 5:00 p.m., New York City time, on December 19, 2013 (the “Record Date”). The basic subscription right under these Rights allows me to subscribe for one Common Share at a subscription price of $5.00 per share.

(A) I exercise		x	0.25	=
	(no. of Rights)		(ratio)		(no. of new shares, rounded down to nearest whole share)
(B) Therefore, I apply for		x	$5.00	=	$
	(no. of new whole shares)		(subscription price)		(amount enclosed)

Over-Subscription Privilege

As described in the accompanying Prospectus, in the event that I purchase all of the Common Shares available to me pursuant to my basic subscription right (including in respect of Rights purchased from others), I may also choose to purchase a portion of any shares of Common Shares that are not purchased by the Company’s other shareholders through the exercise of their basic subscription rights (the “Unsubscribed Shares”).

I have purchased all Common Shares available to me pursuant to my basic subscription right (including in respect of Rights purchased from others) and am entitled to and wish to purchase additional Common Shares pursuant to my over-subscription privilege.

☐  Yes  ☐  No

(C) I exercise	Rights pursuant to my over-subscription privilege	x	0.25	=
			(no. of new shares per Right)		(no. of new shares)

(D) Therefore, I apply for	Unsubscribed Shares pursuant to my over-subscription privilege (rounded down to the nearest whole number)	x	$5.00	=	$
			(subscription price)		(price of new shares)

PAYMENT

If you elect to participate in the Rights Offering, the Company will instruct the Plan Trustee to liquidate funds in your 401(k) Plan account held in the Guaranteed Income Fund in an amount equal to the Total Subscription Payment Required (the sum of (B) and (D) above).

SECTION II. AUTHORIZATION AND CERTIFICATION

By executing this Transferable Subscription Rights Election Form (the “Election Form”):

(i)	I authorize the Plan Trustee to subscribe for the number of Common Shares listed in Section I of this Election Form in accordance with the Rights Offering and to liquidate funds in my 401(k) Plan account invested in the Guaranteed Income Fund on my behalf in order for me to participate in the Rights Offering, and agree that this election shall remain in effect until the expiration date of the Rights Offering stated in the Prospectus.

(ii)	I acknowledge and agree that:

a.	if the value of the investments in the Guaranteed Income Fund does not equal or exceed the Total Subscription Payment Required shown in Section I above, the Rights held by my 401(k) Plan account will be exercised for Common Shares to the fullest extent possible based on the liquidated value of my 401(k) Plan account invested in the Guaranteed Income Fund, rounded down to the nearest whole share;

b.	I understand that any purchase of Common Shares will be credited to my 401(k) Plan account and will not be issued to me personally;

c.	if I fail to properly complete and duly sign this Election Form or otherwise fail to follow the subscription procedures that apply to the exercise of my Rights before 5:00 p.m., New York City time, on January 6, 2014 which is the third business day prior to the expiration date of the Rights Offering, my subscription will be rejected;

d.	if the Prevailing Market Price (as defined in the Prospectus) is less than the subscription price of $5.00 per share, the Plan Trustee will not exercise my Rights notwithstanding my direction in this Election Form to the Plan Trustee to exercise my Rights;

e.	if the Prevailing Market Price is greater than or equal to the subscription price of $5.00 per share, the Plan Trustee will follow my direction in this Election Form to exercise my Rights;

f.	unless Box 2 of the Section I above is selected, if I fail to exercise any or all of the Rights for any reason or if the liquidated value of my 401(k) Plan account invested in the Guaranteed Income Fund is insufficient to exercise the Rights I have subscribed for, I understand that the Plan Trustee will attempt to sell any unexercised Rights on the New York Stock Exchange, but that such attempt may be unsuccessful;

g.	neither the Company nor the Plan Trustee accepts any responsibility to contact me (us) concerning an incomplete or incorrect Election Form, nor are they under any obligation to correct my Election Form;

h.	the Company has the sole discretion to determine whether my subscription exercise properly complies with the subscription procedures; and

i.	this Election Form, once submitted, is irrevocable, subject to applicable law.

(iv)	I agree to all of the terms and conditions of this Election Form and also those of the Prospectus, which is incorporated into this Election Form by reference.

Participant Signature	Date

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